                                                                 EXHIBIT 10.3(c)

                               SECOND AMENDMENT

                                     TO THE

                           WAREHOUSE CREDIT AGREEMENT

                                    between

                         ATHERTON CAPITAL INCORPORATED

                                      and

                            FRANCHISE FINANCE CORP.


     This Second Amendment to the Warehouse Credit Agreement (this "Second Amendment") between Atherton Capital Incorporated, a Delaware corporation, successor-in-interest to Atherton Capital Partners, L.P. ("Borrower"), and Franchise Finance Corp., a Delaware corporation ("FFC"), is dated as of 6th day of April, 1998.

     WHEREAS, Borrower and FFC have entered into that certain Warehouse Credit Agreement dated as of January 8, 1997, and as amended from time to time (the "Original Agreement");

     WHEREAS, Borrower desires to increase the Maximum Commitment Amount (defined in the Original Agreement) from $250,000,000 to $300,000,000 for a period of approximately six (6) months.; and

     WHEREAS, Borrower desires to amend the Original Agreement to implement the terms and conditions agreed upon by Borrower and FFC regarding the increase in the Maximum Commitment Amount.

     NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. DEFINED TERMS. Terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement.

     2. AMENDMENTS TO THE ORIGINAL AGREEMENT. The parties hereto do hereby agree to amend the Original Agreement as follows:

     (a) Section 2.06(a)(i) is hereby amended to read "(i) in the principal amount of three hundred million dollars ($300,000,000),"
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     (b)  Section 6.01(k)(ii) is hereby amended to read "(ii) three hundred million dollars ($300,000,000)."

     3. AMENDMENT OF SCHEDULE I, "DEFINITIONS." The parties hereto do hereby agree to amend Schedule I, Definitions, of the Original Agreement as follows:

     (a) The definition of "Maximum Commitment Amount" is hereby amended by deleting the words "two hundred and fifty million dollars
        ($250,000,000)" on lines 6, 7, 8 and 9 and replacing such words with "three hundred million dollars ($300,000,000)."

     4. AMENDMENT OF EXHIBIT B, "NOTE." The parties hereto do hereby agree to amend Exhibit B, Note, of the Original Agreement as follows:

     (a) Paragraph one is hereby amended by deleting the words "TWO HUNDRED AND FIFTY MILLION DOLLARS ($250,000,000)" on lines 4 and 5 and replacing such words with "THREE HUNDRED MILLION DOLLARS ($300,000,000)."

     5. TERM. The terms and conditions of this Second Amendment shall be in full force and effect until October 1, 1998, at which time this Second Amendment shall be null and void and the Maximum Commitment Amount shall return to $250,000,00 as stated in the Original Agreement unless otherwise amended.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

                                ATHERTON CAPITAL INCORPORATED


                                By: /s/ David L. Elder
                                   ------------------------------------
                                   David L. Elder, CEO



                                FRANCHISE FINANCE CORP.


                                By:
                                    ------------------------------------
                                    Jeffrey R. Thompson, President

                           AMENDED AND RESTATED NOTE
                           -------------------------

$300,000,000.00                                            San Bruno, California
                                                       Dated as of April 6, 1998

     FOR VALUE RECEIVED, ATHERTON CAPITAL INCORPORATED, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Franchise Finance Corp., a Delaware corporation ("FFC"), the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by FFC to the borrower pursuant to the Warehouse Credit Agreement, dated as of January 8,1997, between the Borrower, as successor in interest to Atherton Capital Partners, L.P., a California limited partnership, and FFC, as amended from time to time (the "Warehouse Credit Agreement"), on or before the Facility Termination Date specified in the Warehouse Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Warehouse Credit Agreement.

     The Borrower shall make all payments hereunder to FFC as indicated in the Warehouse Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

     The Borrower hereby authorizes FFC to record on the schedule(s) annexed to this Note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however,
                                                            --------  -------
that the failure of FFC to make any such notation shall not affect the Borrower's obligations.

     This Note is an amendment and complete restatement of, and not an addition to, the Note made by Atherton Capital Incorporated referred to in the Warehouse Credit Agreement. This Note is subject to the terms of the Warehouse Credit Agreement, including the rights of acceleration of maturity. Terms used herein have the meanings assigned to those terms in the Warehouse Credit Agreement, unless otherwise defined herein.

     This Note is made in connection with, and is secured by, among other instruments, the provisions of that certain Security Agreement dated as of January 8, 1997 between the Borrower and FFC. Reference is hereby made to the Warehouse Credit Agreement and Security Agreement, for the provisions, among others, with respect to the custody and applications of collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the Borrower and the rights of the holder of this Note.

     The Borrower shall pay all costs of collection, including reasonable attorney's fees and legal expenses, if this Note is not paid when due, whether or not proceedings are commenced. Borrower shall also pay such fees and expenses of FFC as provided in the Warehouse Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of Kansas.

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     Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Warehouse Capital Agreement and other Credit Documents, and except as otherwise expressly provided therein, without notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Borrower.

     Nothing contained in this Note or the Warehouse Credit Agreement shall be deemed to require the payment of interest or other charges by the Borrower or any other Person in excess of the amount which FFC may lawfully charge under any applicable usury laws. In the event that FFC shall collect moneys under this Note or the Warehouse Credit Agreement or any other Credit document which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of FFC, be returned to the Borrower or credited against the outstanding principal balance of this Note.

     The principal balance of this Note may be prepaid, in whole or in part, on any Business Day. Such prepayment shall be without premium or penalty.

                                        ATHERTON CAPITAL INCORPORATED

                                        By: /s/ David L. Elder
                                            --------------------------------
                                        Name: DAVID L. ELDER
                                              ------------------------------
                                        Title: CEO
                                               -----------------------------